Exhibit 10.4

May 4, 2025	Delivered and via e-mail

To:

Dominique Kwong

c/o 1800 – 510 West Georgia Street, Vancouver, British Columbia, Canada, V6B 0M3

Dear Dom:

Re:

Amendment to Interim Executive Employment Agreement

I am writing to confirm with you our most recent discussions and your concurrence that, effective on May 4, 2025 (the “Effective Date”), we have agreed to the following amendment to the current terms of your existing “Interim Executive Employment Agreement” (the “Interim Employment Agreement”), dated for reference effective on December 4, 2024, with Damon Motors (now Damon Inc.; the successor company to Damon Motors; the “Company”), in order to extend the “Term” as now provided for herein (with this letter agreement being an “Amendment” to your Interim Executive Agreement.

I confirm that this Amendment is being made in recognition of the considerable time and effort that you have expended since inception and, more particularly, over the last several months, in assisting the Company through various stages of its development. Correspondingly, and in order to hereby formalize the referenced Amendment, we confirm that the following provision of your existing Interim Employment Agreement is hereby deleted with the following provision being substituted in its stead:

“1.1 The Executive’s term of employment will commence on “Effective Date” and will continue until nine (9) months after the “Effective Date” unless earlier terminated in accordance with this Agreement (the “Term”). The Term may be extended by written mutual agreement of the parties. Notwithstanding anything else in this Agreement, unless the parties have agreed in writing to extend the Term, then upon the expiration of the Term, the Executive’s employment with the Company will end without any further liability on the Company (other than the remuneration due to the Executive hereunder). For greater certainty, upon expiration of the Term, the Company will have no further liability to the Executive arising from the Executive’s employment in this interim position or the cessation thereof, except as required by the British Columbia Employment Standards Act, as amended (other than the remuneration due to the Executive hereunder).

It is hereby recognized and agreed that, other than for the Amendment set forth herein, all other provisions of the Interim Employment Agreement remain in full force and effect as of the Effective Date hereof and, furthermore, that the Interim Employment Agreement, together with the within Amendment, constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties hereto with respect to the subject matter of the Interim Employment Agreement.

We kindly ask that you now acknowledge your receipt and approval of the within Amendment to your Interim Employment Agreement by simply executing and returning to the attention of the writer via email the duplicate copy of this Amendment letter which has been enclosed for that purpose at your earliest convenience hereafter. In the interim we remain, always,

704 Alexander Street, Vancouver, British Columbia, Canada, V6A 1E3

Yours very truly,

/s/ Shashi Tripathi
Shashi Tripathi, Chairman

for Damon Inc.

Receipt and approval of the within Amendment to the Interim Employment Agreement is hereby acknowledged and agreed to on this 4th day of May, 2025, by:

/s/ Dominique Kwong
Dominique Kwong

__________

704 Alexander Street, Vancouver, British Columbia, Canada, V6A 1E3